Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Astoria Financial Corporation:

We consent to the incorporation by reference in the Registration Statements of Astoria Financial Corporation on Form S-8 (Nos. 33-86248, 33-86250, 33-98500, 333-36807, 333-64895, 333-113745, 333-113785, 333-130544 and 333-147580), Form S-4 (Nos. 333-101694, 333-29901, 333-58897 and 333-30792) and Form S-3 (No. 33-98532) of our reports dated February 29, 2008 with respect to (i) the consolidated statements of financial condition of Astoria Financial Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and (ii) the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of Astoria Financial Corporation.

/s/  KPMG LLP
New York, New York
February 29, 2008